UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2016

UBIQUITI NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-35300 (Commission File Number)	32-0097377 (IRS Employer Identification No.)
2580 Orchard ParkwaySan Jose, CA 95131 (Address of principal executive offices, including zip code)
(408) 942-3085 (Registrant’s telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 14, 2016, Ubiquiti Networks, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The stockholders voted on the following two proposals and cast their votes as described below.

Proposal 1: To elect one Class II director to serve until the third annual meeting of the Company’s stockholders following his election or until his successor is duly elected and qualified, subject to earlier death, resignation or removal. This proposal was approved.

	For	Withhold	Broker Non-Votes
Ronald A. Sege	67,923,670	5,341,059	6,039,315

Proposal 3: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers. This proposal was approved.

For	Against	Abstain	Broker Non-Votes
73,077,327	164,080	23,322	6,039,315

As previously disclosed in the Supplement dated December 8, 2016 to the Proxy Statement for the Annual Meeting filed by the Company with the Securities and Exchange Commission on December 8, 2016, the Board of Directors of the Company withdrew Proposal 2 (Ratification of the Appointment of Independent Registered Public Accounting Firm) from the stockholder vote at the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 16, 2016	Ubiquiti Networks, Inc.

	By: Name: Title:	/s/ Robert J. Pera Robert J. Pera Chief Executive Officer